Exhibit 23
Consent of Independent Registered Public Accounting Firm
Red Lion Hotels Corporation
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135561, No. 333-60791, No. 333-151989 and No. 333-160485) of Red Lion Hotels Corporation of our reports dated March 16, 2011, relating to the consolidated financial statements, and the effectiveness Red Lion Hotels Corporation’s internal control over financial reporting, which appear in this Form 10K.
/s/ BDO USA, LLP
BDO USA, LLP
Spokane, WA
March 16, 2011